UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Peabody Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-4004153
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Convertible Preferred Stock, par value $0.01 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), of Peabody Energy Corporation, a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock—Preferred Stock—Series A Convertible Preferred Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-217242), initially filed with the Securities and Exchange Commission on April 11, 2017, which description is incorporated herein by reference.

The Registrant’s Preferred Stock has been approved for listing on the NYSE MKT LLC under the trading symbol “BTUPR.”

Item 2.	Exhibits.

Exhibit Number	Exhibit Description	Form	Exhibit	Incorporated by Reference Filing Date

4.1	Fourth Amended and Restated Certificate of Incorporation of Peabody Energy Corporation	8-K (File No. 001-16463)	3.1	April 3, 2017

4.2	Amended and Restated By-Laws of Peabody Energy Corporation	8-K (File No. 001-16463)	3.3	April 3, 2017

4.3	Form of stock certificate for Series A Convertible Preferred Stock, $0.01 par value per share	S-1 (File No. 333-217242)	4.2	April 11, 2017

4.4	Certificate of Designation of Series A Convertible Preferred Stock, $0.01 par value per share	8-K (File No. 001-16463)	3.2	April 3, 2017

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Peabody Energy Corporation

Date: July 13, 2017	By:	/s/ A. Verona Dorch
	Name:	A. Verona Dorch
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	Exhibit	Incorporated by Reference Filing Date

4.1	Fourth Amended and Restated Certificate of Incorporation of Peabody Energy Corporation	8-K (File No. 001-16463)	3.1	April 3, 2017

4.2	Amended and Restated By-Laws of Peabody Energy Corporation	8-K (File No. 001-16463)	3.3	April 3, 2017

4.3	Form of stock certificate for Series A Convertible Preferred Stock, $0.01 par value per share	S-1 (File No. 333-217242)	4.2	April 11, 2017

4.4	Certificate of Designation of Series A Convertible Preferred Stock, $0.01 par value per share	8-K (File No. 001-16463)	3.2	April 3, 2017